UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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IMPERIAL SUGAR COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 22, 2003

Dear Shareholder:

The Annual Meeting of Shareholders will be held on Thursday, February 5, 2004, at 9:00 a.m., central time, at the Marriott Town Square, 16090 City Walk, Sugar Land, Texas 77478. You are cordially invited to attend.

At the meeting, we will elect three directors and act on the selection of auditors.

Your Board of Directors joins me in urging you to attend the meeting to hear a report on the Company’s progress and to meet with members of management. However, even if you plan to attend the meeting in person, I hope you will sign, date and return your proxy as soon as possible. Your vote is always important.

Sincerely,

Robert A. Peiser

IMPERIAL SUGAR COMPANY

Notice of Annual Meeting of Shareholders

To Be Held February 5, 2004

To the Shareholders of Imperial Sugar Company:

The 2004 Annual Meeting of Shareholders of Imperial Sugar Company (the “Company”) will be held at the Marriott Town Square, 16090 City Walk, Sugar Land, Texas 77478, on Thursday, February 5, 2004 at 9:00 a.m., central time, for the following purposes:

(1)	to elect three directors;

(2)	to consider and act on a proposal to ratify the appointment of the firm of Deloitte & Touche LLP, independent certified accountants, as auditors of the Company for its fiscal year ending September 30, 2004; and

(3)	to transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on December 10, 2003 are entitled to notice of and to vote at the meeting.

The By-Laws of the Company require that the holders of a majority of the outstanding shares of Common Stock entitled to vote be represented in person or by proxy at the meeting in order to constitute a quorum for the transaction of business. Therefore, regardless of the number of shares you hold, it is important that your stock be represented at the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE ASK THAT YOU PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

For the Board of Directors

ROY L. CORDES, JR. Secretary

Sugar Land, Texas

December 22, 2003

IMPERIAL SUGAR COMPANY

8016 Highway 90A

Sugar Land, Texas 77478

PROXY STATEMENT

2004 ANNUAL MEETING OF SHAREHOLDERS

The accompanying proxy is solicited on behalf of the Board of Directors of Imperial Sugar Company (the “Company”) to be voted at the 2004 Annual Meeting of Shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. In addition to the original solicitation by mail, certain regular employees of the Company may solicit proxies by telephone, by facsimile, by telegraph or in person. The Company has retained D. F. King & Co., Inc. on customary terms and at a fee estimated not to exceed $5,000, plus reasonable expenses, to assist in soliciting proxies. All expenses of soliciting proxies, including the cost of preparing and mailing this proxy statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock, will be borne by the Company. If you attend the meeting, you may vote in person if you wish, even though you have mailed in your proxy. This proxy statement and the accompanying proxy are being mailed to shareholders beginning on or about December 22, 2003.

All duly executed proxies will be voted as indicated by the instructions on the proxies. However, shareholders who execute proxies retain the right to revoke them at any time before they are voted. The revocation of a proxy will not be effective until written notice of the revocation has been given to the Secretary of the Company, unless the person granting the proxy votes in person.

Unless otherwise indicated on the proxy, shares will be voted by the persons named in the accompanying proxy as follows:

(1)	for the election of the three directors named below; and

(2)	for ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending September 30, 2004.

The majority of the outstanding shares of common stock, without par value, of the Company (“Common Stock”) entitled to vote must be present in person or by proxy at the meeting in order to constitute a quorum for the transaction of business. Shares underlying a proxy marked “Abstain” on a matter will be considered to be represented at the meeting for quorum purposes.

Shares registered in the names of brokers or other “street name” nominees for which proxies are voted on some but not all matters will be considered to be present at the meeting for quorum purposes, but will be considered to be voted only as to those matters actually voted, and will not be considered as voting for any purpose as to the matters with respect to which no vote is indicated (commonly referred to as “broker non-votes”).

Directors are elected by a plurality of votes cast; accordingly, abstentions and broker non-votes will have no effect in the election of directors. The affirmative vote of the majority of the shares present and entitled to vote on the matter is required for adoption of the proposal referred to in (2) above; accordingly, abstentions applicable to shares represented at the meeting will have the same effect as votes against the proposal, and broker non-votes will have no effect on the outcome of the proposal.

The persons named in the accompanying proxy may act with discretionary authority should any nominee become unavailable for election, although management is unaware of any circumstances likely to render any of the nominees unavailable. Management does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be presented to the meeting by others.

At the close of business on December 10, 2003, the record date for the determination of shareholders entitled to vote at the meeting, the Company had outstanding and entitled to vote 9,722,136 shares of Common Stock, which is the only class of stock of the Company outstanding and entitled to vote at the meeting. Each shareholder is entitled to one vote for each share of Common Stock held. Cumulative voting is not allowed in the election of directors. Under the plan of reorganization effective in August 2001, the Company is to issue a total of 10,000,000 shares of Common Stock to former shareholders, debenture holders and creditors of the Company prior to the reorganization. Although 10,047,500 shares are outstanding for accounting purposes, some of the shares have not been issued to holders (and accordingly are not entitled to vote) because of pending disputes regarding bankruptcy claims.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes designated Class I, Class II and Class III, with staggered terms of office. The number of directors in each of the three classes is to be as nearly equal as possible. After the election of directors at the 2004 Annual Meeting, the terms of office of Class II directors extend until the Annual Meeting of Shareholders in 2007, and until their successors are qualified. The terms of office of Class I directors extend until the Annual Meeting of Shareholders in 2006 and the terms of office of Class III directors extend until the Annual Meeting of Shareholders in 2005, and, in each case, until their successors are qualified. The Company has determined the following directors to be independent under rules of the Nasdaq Stock Market: Curtis G. Anderson; James J. Gaffney; Yves-Andre Istel; John K. Sweeney; Gaylord O. Coan; and James A. Schlindwein.

Nominees

At the 2004 Annual Meeting it is proposed to elect Curtis G. Anderson, James J. Gaffney and Yves-Andre Istel as Class II directors. All of the nominees currently are serving as directors of the Company. Set forth below is certain information concerning the nominees, including the business experience of each during the past five years and the age of each nominee on December 10, 2003.

Directors in Class II

(Terms expiring at the 2007 Annual Meeting of Shareholders)

Curtis G. Anderson, age 62, joined the Board of Directors in June 2002. He currently serves as Chairman of the Board of Directors of Anderson Capital Corporation, a Savannah-based privately held investment company that he founded in 1986. From 1994 to 1999, Mr. Anderson served as President, Chief Operating Officer and a director of Kuhlman Corporation, a diversified manufacturing company then listed on the New York Stock Exchange. Prior to founding Anderson Capital, Mr. Anderson served in numerous corporate and investment banking capacities with Citicorp and The First National Bank of Chicago.

James J. Gaffney, age 63, has been a director of the Company since August 2001 and has served as Chairman since February 2003. From 1997 to June 2003, Mr. Gaffney served as a consultant to private investment funds affiliated with Goldman, Sachs & Co. in relation to investments by those funds in Viking Pacific Holdings Ltd. and Vermont Investments Limited, both New Zealand-based diversified holding companies. Since 1997, he has served as Vice Chairman of Viking Pacific. From 1995 through 1997, Mr. Gaffney served as Chairman of the Board and Chief Executive Officer of General Aquatics, Inc., which manufactures swimming pool equipment and constructs swimming pools. Mr. Gaffney also is a director of SCP Pool Corporation and Hexcel Corporation.

Yves-Andre Istel, age 67, has been a director of the Company since August 2001. Mr. Istel is a Senior Advisor to Rothschild, Inc., and was Vice Chairman of Rothschild Inc. from 1993 to April 2002. He is a director of Rothschild & Cie Banque, Valeo S. A., Richemont S.A., and Chalone Wine Group. He was previously Chairman of Wasserstein Perella & Co. International and Managing Director of Wasserstein Perella & Co., Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” CURTIS G. ANDERSON, JAMES J. GAFFNEY AND YVES-ANDRE ISTEL AS CLASS II DIRECTORS .

Continuing Directors

Set forth below is certain information concerning the five directors of the Company whose present terms of office are scheduled to continue until 2005 or 2006, including the business experience of each during the past five years and the age of each director on December 10, 2003.

Directors in Class I

(Terms expiring at the 2006 Annual Meeting of Shareholders)

Robert J. McLaughlin, age 71, has been a director of the Company since August 2001 and served as Chairman from August 2001 to February 2003. Mr. McLaughlin served as President and Chief Executive Officer of the Company from October 2001 to April 2002. He founded The Sutter Group in 1982, a management consulting company that focuses on enhancing shareholder value, and currently serves as its President. Previously, Mr. McLaughlin served as President and Chief Executive Officer of Fibreboard Corporation, a manufacturer of lumber, plywood and paper products.

Robert A. Peiser, age 55, joined the Company as President, Chief Executive Officer and a director in April 2002. Prior to joining the Company, Mr. Peiser served as Chairman and Chief Executive Officer of Vitality Beverages, Inc. of Tampa, Florida, a privately owned beverage company, from July 1999 to February 2002. Mr. Peiser was Chairman of the Board of CV Services International, Inc. from May 1998 to November 1999. Mr. Peiser is a director of Pinnacle Airlines, Inc. and Kitty Hawk, Inc.

John K. Sweeney, age 51, has been a director of the Company since August 2001. Mr. Sweeney is a Managing Director at Lehman Brothers Inc., where he is involved in high yield, distressed and special situation investments. He has been with Lehman Brothers and predecessor firms since 1974.

Directors in Class III

(Terms Expiring at the 2005 Annual Meeting of Shareholders)

Gaylord O. Coan, age 68, has been a director of the Company since August 2001. Mr. Coan was Chairman of the Management Executive Committee and Chief Executive Officer of Gold Kist Inc., the nation’s second largest and only farmer-owned poultry processing company from 1995 until his retirement in 2001. He is also a director of Cotton States Life Insurance Company.

James A. Schlindwein, age 75, has been a director of the Company since August 2001. Mr. Schlindwein joined SYSCO Corporation in 1980 and retired from SYSCO in 1994 as an Executive Vice President and a director. SYSCO is the largest foodservice company in the country. Prior to joining SYSCO, Mr. Schlindwein spent sixteen years at Sara Lee, the last eight of which he served as President and Chief Executive Officer and finally as Chairman and Chief Executive Officer. Mr. Schlindwein is also a director of MGP Ingredients, Inc.

Board Meetings and Committees

The Company’s Board of Directors met nine times during the year ended September 30, 2003. Each incumbent director attended at least 75% of the aggregate numbers of meetings of the Board of Directors and its committees on which the director served after his election.

The Board of Directors has three standing committees: Audit, Executive Compensation and Nominating and Corporate Governance. The membership and principal responsibilities of the committees are described below.

At intervals between formal meetings, members of the Board of Directors and each committee are provided with information regarding the operations of the Company and are consulted on an informal basis with respect to pending business. Such consultation may lead to board or committee action between meetings being taken by unanimous written consent.

Audit Committee

Members:  Gaylord O. Coan, Chairman  Yves-Andre Istel  Curtis G. Anderson

The Audit Committee consists of members who are not officers or employees of the Company or its subsidiaries and who are independent under rules established by the Nasdaq Stock Market. The Audit Committee reviews with the Company’s internal auditor and independent certified public accountants the scope and results of their audits, monitors the adequacy of the Company’s system of internal controls and procedures, selects, subject to ratification by the shareholders the independent certified public accountants and reviews and approves the fees paid for services rendered by such accountants. During the year ended September 30, 2003, the Audit Committee met nine times. Additional information about the Audit Committee and its responsibilities is included in the section of this proxy statement entitled “Audit Committee Report” and in the Audit Committee Charter, attached as Appendix A to this proxy statement. A copy of the Audit Committee Charter is also available free of charge on the Company’s web site located at www.imperialsugar.com.

Executive Compensation Committee

Members:	John K. Sweeney, Chairman
James A. Schlindwein
James J. Gaffney

The Executive Compensation Committee consists of members who are not officers or employees of the Company or its subsidiaries and who are independent under rules established by the Nasdaq Stock Market. The Committee establishes the salaries, bonuses and other compensation for the Company’s directors, executive officers and certain other managerial and professional personnel. The Committee reviews and approves or in some cases recommends to the Board the Company’s compensation plans. The Executive Compensation Committee also administers the granting of incentives to eligible employees under the Company’s Long-Term Stock Incentive Plan and administers the Company’s incentive bonus plans. The Executive Compensation Committee met six times during the year ended September 30, 2003. Additional information about the Executive Compensation Committee and its responsibilities is included in the section of this proxy statement entitled “Compensation Committee Report” and in the Company’s Compensation Committee Charter, which is available free of charge on the Company’s web site located www.imperialsugar.com.

Nominating and Corporate Governance Committee

Members:  Yves-Andre Istel, Chairman  Robert J. McLaughlin  James A. Schlindwein

The Nominating and Corporate Governance Committee currently has two directors who are independent under rules established by the Nasdaq Stock Market. The Company expects that all members of the Committee will be independent beginning in February 2004 when Mr. McLaughlin is expected to be replaced on the Committee. The Committee’s primary purpose is to provide oversight on the broad range of issues surrounding the composition and operation of the Board of Directors, including identifying individuals qualified to become Board members, recommending director nominees to the Board and recommending to the Board a set of corporate governance principles applicable to the Company. The committee also provides assistance to the Board in the areas of committee member selection, evaluation of the overall effectiveness of the Board and committees of the Board, and review and consideration of corporate governance practices and regulatory policies. This Committee met twice since its creation in May 2003 through the year ended September 30, 2003. Additional information about the Nominating and Corporate Governance Committee is included in the section of this proxy statement entitled “Nominating and Corporate Governance Committee Report” and in the Company’s Nominating and Corporate Governance Committee Charter, which is available free of charge on the Company’s web site located at www.imperialsugar.com.

Director Remuneration

Each director who is not an officer or employee of the Company receives an annual retainer of $30,000 payable quarterly, $1,500 for each board meeting attended in person and $750 for each board meeting attended by conference telephone. The Chairman of the Board of Directors receives an annual retainer of $60,000 instead of the $30,000 retainer received by the other directors. Additionally, each director who is not an officer or employee receives $1,000 for each committee meeting attended in person and $500 for each committee meeting attended by conference telephone. Each member of the Audit Committee also receives an additional $5,000 annually in recognition of the additional time commitment due to its increased scope. Each committee chairman also receives an annual fee of $5,000 payable quarterly. The Company reimburses each director for travel expenses incurred in connection with his attendance at board or committee meetings or other Company business meetings.

Each director, except Mr. Gaffney, was granted options to purchase 5,000 shares of Common Stock in fiscal 2003. Mr. Gaffney was granted options to purchase 10,000 shares of Common Stock. The options have an exercise price of $5.575, the fair market value of Common Stock at date of grant (February 28, 2003 for all directors). All options have a ten-year term and vest over a three-year period.

Executive Compensation

The following table presents the compensation, for services rendered in all capacities, of the chief executive officer and four other most highly compensated executive officers of the Company serving on September 30, 2003 (collectively, the “named officers”).

Summary Compensation Table

	Fiscal Year	Annual Compensation			Long-term Compensation Awards
Name and Principal Positions		Salary	Bonus	Other Annual Compensation (1)	Shares Underlying Options/SARs
Robert A. Peiser	2003	$500,000	$793,000	—	50,000	(2)
President and Chief Executive	2002	225,000	300,000	—	250,000
Officer (April 2002 - current)

William F. Schwer	2003	312,625	257,912	—	20,000	(2)
Senior Vice President	2002	310,572	31,940	—	100,000
and General Counsel	2001	305,000	358,945	—	—

William J. Smith (3)	2003	309,500	245,434	—	20,000	(2)
Senior Vice President—	2002	306,942	33,145	—	100,000
Operations	2001	300,000	204,213	—	—

Patrick D. Henneberry	2003	250,000	317,200	—	—
Senior Vice President—Commodities	2002	38,462	50,000	—	60,000
(August 2002 - current)				—	—

Darrell D. Swank	2003	320,000	263,760	—	100,000	(2)
Senior Vice President and	2002	17,230	—	—	—
Chief Financial Officer
(September 2002 - current)

(1)	Amounts are less than $50,000 and 10% of the sum of salary and bonus.
(2)	The stock options granted in February 2003 include related cash-settled SARs. Each of the options listed in the table for fiscal 2003 was granted in February 2003, other than options to purchase 86,000 shares granted to Mr. Swank in October and December 2002.
(3)	Mr. Smith will be leaving the Company effective December 31, 2003.

Stock Options and SARs

The following table sets forth information regarding stock options and stock appreciation rights, or SARs, granted to named officers during fiscal 2003. All options listed in the table below have an exercise price equal to the fair market value per share of Common Stock on the date of grant and vest in four equal annual increments commencing with the date of the grant. The options provide that the optionee may satisfy the exercise price with cash or shares of Common Stock owned by the optionee. Income tax withholding obligations may be satisfied by having the Company withhold shares of Common Stock issuable upon exercise. Each of the options granted in February 2003 (and expiring February 28, 2013) has a related cash-settled SAR. The SAR entitles the holder to receive in cash, per share of stock purchased upon exercise of the related option, the difference between the trading price of the Common Stock on the date of exercise (but not to exceed $5.55) and the $1.35 exercise price. The SAR is only exercisable in connection with the exercise of the related stock option.

OPTION/SARs GRANTS IN LAST FISCAL YEAR

Name	Number of Shares Underlying Options/SARs Granted	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Market Price on Grant Date	Expiration Date	Grant Date Present Value (1)
Options:
Robert A. Peiser	50,000	8%	$5.575	$5.575	02/28/2013	$40,000
William F. Schwer	20,000	3%	5.575	5.575	02/28/2013	16,000
William J. Smith	20,000	3%	5.575	5.575	02/28/2013	16,000
Patrick D. Henneberry	—	—	—	—	—	—
Darrell D. Swank	14,000	2%	5.575	5.575	02/28/2013	11,200
	60,000	9%	2.015	2.015	10/01/2012	18,600
	26,000	4%	2.475	2.475	12/02/2012	9,880
SARs:
Robert A. Peiser	50,000	8%	$1.35	$5.575	02/28/2013	210,000
William F. Schwer	20,000	3%	1.35	5.575	02/28/2013	84,000
William J. Smith	20,000	3%	1.35	5.575	02/28/2013	84,000
Patrick D. Henneberry	—	—	—	—	—	—
Darrell D. Swank	14,000	2%	1.35	5.575	02/28/2013	58,800

(1)	Valued using the Black-Scholes option pricing model, which included assumptions of expected volatility (5.82%—6.50%), risk free interest rate (2.90%—3.05%) and time to exercise (5 years). No dividends were assumed to be paid.

The following table sets forth information regarding stock options and SARs exercised during fiscal 2003 and unexercised options and SARs held at September 30, 2003 by the named officers.

AGGREGATE OPTIONS/SARs EXERCISED IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTIONS/SARs VALUES

Name	Shares Acquired on Exercise / Number of SARs Exercised	Value Realized	Number of Unexercised Options/SARs at September 30, 2003		Value of Unexercised in-the- Money Options/SARs at September 30, 2003 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Options:
Robert A. Peiser	12,500	$25,938	125,000	162,500	$558,750	$722,125
William F. Schwer	—	—	55,000	65,000	245,950	288,850
William J. Smith	—	—	55,000	65,000	245,950	288,850
Patrick D. Henneberry	—	—	30,000	30,000	232,650	232,650
Darrell D. Swank	—	—	25,000	75,000	184,563	553,688

SARs:
Robert A. Peiser	12,500	$52,500	—	37,500	—	$157,500
William F. Schwer	—	—	5,000	15,000	$21,000	63,000
William J. Smith	—	—	5,000	15,000	21,000	63,000
Patrick D. Henneberry	—	—	—	—	—	—
Darrell D. Swank	—	—	3,500	10,500	14,700	44,100

(1)	Based on the September 30, 2003 closing price per share of $10.04, as reported by the Nasdaq Stock Market. SARs values are based on a maximum value of $5.55 per unit less a base price of $1.35.

The following table provides information regarding shares covered by the Company’s equity compensation plans as of September 30, 2003.

Plan Category	Number of Shares to be Issued on Exercise of Outstanding Options	Weighted- average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	1,453,456	$4.73	183,612
Equity compensation plans not approved by shareholders	—		—

Total	1,453,456		183,612

Long-Term Incentive Plan

The Company adopted the Imperial Sugar Company Long-Term Incentive Plan which became effective on its emergence from bankruptcy protection in August 2001. The Plan was amended and restated with shareholder approval effective January 10, 2003 and relates to a total of 1,684,568 shares of Common Stock. The Long-Term Incentive Plan is designed to attract and retain key employees and to stimulate the active interest of key employees in the Company’s financial success. Key employees who hold positions of responsibility and whose performance, in the judgment of the Executive Compensation Committee (or other committee designated by the Board of Directors), can significantly affect the Company’s success are eligible for awards under the Long-Term Incentive Plan. Nonemployee directors are also eligible under the Plan. In addition, individuals expected to become employees within six months of the award date may receive awards conditioned on the individual actually becoming an employee during the six-month period.

The Company’s Executive Compensation Committee, or another committee designated by the Board of Directors, has the discretion to determine the types of awards to be made under the Long-Term Incentive Plan. Awards under the Long-Term Incentive Plan may consist of one or more of the following:

•	incentive options and nonqualified stock options with an exercise price not less than fair market value on the grant date;

•	Stock Appreciation Rights, or SARs;

•	stock, including restricted stock and conditional stock units; and

•	cash.

An award also may be in the form of a performance award that may be based on one or more of the following: increased revenue; economic value added; cash flow measures; stock price; market share; return on equity or capital; return on revenue measures; costs; and safety and environmental performance measures. The performance award need not be based on an increase or positive result, but may be based on maintaining the status quo or limiting economic losses, as determined by the Executive Compensation Committee or another board designated committee.

The following limitations apply to any award made under the Long-Term Incentive Plan. In any one calendar year, the Company may not grant to any person:

•	options or SARs that are exercisable for more than 300,000 shares of common stock;

•	stock awards covering or relating to more than 300,000 shares of common stock; or

•	cash awards or any other awards permitted by the Long-Term Incentive Plan (other than options, SARs and stock) having a value determined on the grant date in excess of $3,000,000.

Annual Pension Benefits

Retirement Plan

The Company’s Retirement Plan (the “Retirement Plan”) is a tax qualified benefit plan covering non-union employees of the Company and its subsidiaries, including Messrs. Schwer and Smith. The Company has also adopted a Benefit Restoration Plan for certain participants (including Mr. Schwer) to supplement the benefits payable under the Retirement Plan to the extent that the limitations on qualified plan benefits mandated by the Internal Revenue Code of 1986, as amended (the “Code”), reduce retirement benefits that would otherwise be payable under the Retirement Plan. The Company froze benefits under the Retirement Plan and benefit accruals and participation ceased under both the Retirement Plan and Benefit Restoration Plan as of March 31, 2003.

Benefits payable under the Retirement Plan are limited by various provisions of the Code that restrict the amount of compensation that may be taken into account to calculate benefits under qualified plans and other limits on the maximum benefit payable from qualified plans. To the extent the pension calculated pursuant to the

Retirement Plan would exceed the maximum amount permitted by the Code, the difference would be payable from the Benefit Restoration Plan as a discounted lump sum on the participant’s retirement.

Annual benefits under the Retirement Plan are based on a five-year average of base pay plus bonuses. Benefits equal 1% of average compensation plus 0.5% of such compensation in excess of social security covered compensation per each of the first 35 years of service, with service measured through March 31, 2003. Mr. Schwer is subject to certain grandfathered provisions under the prior plan. Benefits are defined in terms of a five-year certain and life annuity; several other payment options are available to employees. The projected total annual benefits payable from the Retirement Plan and the Benefit Restoration Plan are as follows:

William J. Smith	$8,008
William F. Schwer	$89,485

Messrs. Peiser, Henneberry and Swank are not participants in either plan.

Deferred Compensation Plans

The Company agreed to provide lump sum supplemental retirement and death benefits to participants (including Mr. Schwer) in the Salary Continuation Plan. The plan also provides for monthly salary continuation payments in the “event of disability” (as defined in the Salary Continuation Plan). If a participant’s employment terminates prior to retirement for any reason other than death, disability or “cause” (as defined in the plan), the participant will be entitled to receive, on attainment of age 55 if his termination is prior to attaining the age of 55, the actuarial equivalent (as defined in the Salary Continuation Plan) of the payment he would have received had he retired at age 62. No amounts will be due under the plan to a participant who is terminated for cause. The Salary Continuation Plan allows participants who are 100% vested and who have attained the age of 55 to receive their benefits without termination of employment if approved by the Executive Compensation Committee. The estimated amount payable to Mr. Schwer (after deduction for payments made under the Management Retention Plan), on retirement at or after age 62, is $217,099.

Management Retention Plan

In 2001, the bankruptcy court approved a Management Retention Plan for 63 executive and key management personnel, including Messrs. Schwer and Smith. Payments made under this plan are included in the summary compensation table as a bonus in 2001.

A participant received payments under the Management Retention Plan only if the participant agreed in writing that all amounts paid under the retention plan shall be applied as a credit to sums owing in the future, if any, under (1) any voluntary retirement benefit arrangement pursuant to which the employee deferred part of his compensation for services until attainment of retirement age or actual retirement or separation from the Company, including those salary continuation programs or (2) any supplemental executive retirement plans.

Agreements with Certain Executive Officers

The Company has entered into employment agreements with the following named officers, which as currently in effect provide for the following annual salaries:

Executive Officer	Salary
Robert A. Peiser		$530,000
Patrick Henneberry William F. Schwer	$ $	260,000 323,567
William J. Smith		$309,500
Darrell D. Swank		$332,800

The employment contracts provide for each executive to receive payments equal to two times the employee’s salary (one time in the case of Messrs. Henneberry and Swank) in the event of a termination by the Company without cause. In addition, Messrs. Henneberry and Swank have change of control agreements whereby, if a change in control of the Company (as defined) occurs and their positions are eliminated, they would receive one time and two times salary respectively. In addition, Mr. Peiser’s agreement provides for a payment equal to two times his salary in the event he terminates his employment for “good reason” which includes (1) a reduction in his then base salary, (2) a substantial and adverse change in his duties, control, authority, status or position or (3) a material reduction in the duties and responsibilities previously exercised by Mr. Peiser.

Compensation Committee Interlocks and Insider Participation

During fiscal 2003, the Executive Compensation Committee consisted of John K. Sweeney (Chairman), James J. Gaffney, Robert J. McLaughlin and James A. Schlindwein until Mr. McLaughlin’s resignation from the Committee in February 2003. Mr. McLaughlin was an officer of the Company until April 2002.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the ownership as of December 10, 2003 of (1) Common Stock and (2) warrants to purchase Common Stock, of each director of the Company, each named officer, each person known to the Company to beneficially own 5% or more of Common Stock and all directors and executive officers of the Company as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power, as applicable, over the shares of Common Stock and warrants listed below. Although 10,047,500 shares of Common Stock are outstanding for accounting purposes, due to pending disputes regarding bankruptcy claims under the Company’s plan of reorganization effective in August 2001, only 9,722,136 shares of Common Stock were issued to holders as of December 10, 2003.

	Beneficial Ownership of Common Stock		Beneficial Ownership of Warrants to Purchase Common Stock
	Number of Shares (1)(2)	Percentage of Class	Number of Warrants	Percentage of Class
Curtis G. Anderson	46,250	*
Gaylord O. Coan	16,250	*
James J. Gaffney	17,500	*
Patrick D. Henneberry	30,000	*
Yves-Andre Istel	131,471	1.31%
Robert McLaughlin	62,978	*
Robert A. Peiser	140,000	1.38%
James A. Schlindwein	16,250	*
William F. Schwer	56,007	*	618	*
William J. Smith	56,000	*
Darrell D. Swank	46,500	*
John K. Sweeney (3)(4)	16,250	*
All directors and executive officers as a group (18 persons) (3)	708,810	6.69%	700	*

	Beneficial Ownership of Common Stock		Beneficial Ownership of Warrants to Purchase Common Stock
	Number of Shares (1)(2)	Percentage of Class	Number of Warrants	Percentage of Class
Lehman Brothers Inc. (4)	3,254,656	32.39%
200 Vesey Street, 11th Floor New York, New York 10285
Lone Star Partners, LP (5)	747,454	7.44%
8 Greenway Plaza, Suite 800 Houston, Texas 77046
MetLife, Inc. (6)	560,815	5.58%
One Madison Avenue New York, New York 10010

* Percentage of shares of Common Stock or warrants to purchase Common Stock beneficially owned does not exceed 1% of the applicable class.

(1)	Includes shares subject to stock options exercisable within 60 days as follows: Mr. Anderson, 16,250 shares; Mr. Coan, 16,250 shares; Mr. Gaffney, 17,500 shares; Mr. Henneberry, 30,000 shares; Mr. Istel, 16,250 shares; Mr. Mc Laughlin, 62,978 shares; Mr. Peiser, 125,000 shares; Mr. Schlindwein, 16,250 shares; Mr. Schwer, 55,000 shares; Mr. Smith, 55,000 shares; Mr. Swank, 46,500 shares; Mr. Sweeney, 16,250 shares; all officers and directors as a group, 544,478 shares.

(2)	Includes shares issuable upon exercise of the warrants as shown in the warrants column.
(3)	Mr. Sweeney, a Managing Director of Lehman Brothers, Inc. shares voting and investment power with respect to the 3,254,656 shares of Common Stock held by Lehman Brothers but disclaims beneficial ownership of those shares.
(4)	As reported on Schedule 13D/A dated June 10, 2002, Lehman Brothers Inc. has sole voting and investment power for all 3,254,656 shares.
(5)	As reported on Schedule 13G/A dated January 3, 2003, Lonestar Partners, LP has sole voting and investment power for all 747,454 shares.
(6)	As reported on Schedule 13G dated February 12, 2003, these shares are owned beneficially by MetLife, Inc. and subsidiaries, including 524,719 shares by Metropolitan Life Insurance Company, 33,644 shares by MetLife Investors Group, Inc. and 2,452 shares by Metropolitan Insurance and Annuity Company. MetLife, Inc. is the ultimate parent of these entities and may be deemed to the beneficial owner of these shares and shares voting and investment power for these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and beneficial owners of more than 10% of its Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish Imperial with copies of all Section 16(a) forms they file.

Based on a review of Forms 3 and 4 and amendments thereto filed during the fiscal year ended  September 30, 2003 and Forms 5 and amendments thereto, or written representations that no Form 5s were required, Imperial believes that during the year ended September 30, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

SHAREHOLDER RETURN PERFORMANCE GRAPH

On August 29, 2001, the Company emerged from bankruptcy and consummated its plan of reorganization under which all outstanding shares of Common Stock existing prior to the reorganization were canceled. The Company’s Common Stock issued in the reorganization did not begin trading until October 11, 2001.

The following graph compares the cumulative total shareholder return on the Common Stock to the cumulative total return of the Standard & Poor’s 500 Stock Index and the American Stock Exchange Consumer Staple Index (“IXR”) for the period from October 11, 2001 to September 30, 2003. The graph assumes that the value of the investment in the Common Stock and each index was $1.00 at October 11, 2001 and that all dividends were reinvested on a quarterly basis.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report has been provided by the Executive Compensation Committee (the “Committee”) of the Board of Directors. This report summarizes the Company’s current overall compensation philosophy and program objectives. Descriptions of the Company’s compensation programs are provided as well as the basis for the Company’s fiscal 2003 compensation for the Company’s named executive officers, including the Chief Executive Officer (“CEO”).

Overall Objectives of the Executive Compensation Program

The Company’s executive compensation philosophy and program objectives primarily are directed by two guiding principles. First, the program is intended to provide competitive levels of compensation, at expected levels of performance, in order to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company’s executives and shareholders so that a significant portion of each executive’s compensation is linked to maximizing shareholder value.

In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company’s short-term and long-term success. The Company attempts to provide both short-term and long-term incentive compensation that varies based on corporate and individual performance.

The executive compensation program has been structured with three primary components: base salary, annual incentives (via a bonus plan), and long-term incentives (via stock options). The following sections of this report describe the Company’s plans by component of compensation and discuss how each component relates to the Company’s overall executive compensation philosophy.

In this report, reference is made to the use of competitive market data as a criterion for establishing targeted compensation levels. The Company targets the market 50th percentile for its total compensation program. The Company utilizes published survey data and data obtained from independent consultants for general industry and food industry companies similar in size to the Company, but not necessarily to companies in the American Stock Exchange Consumer Staple Index.

Base Salary Program

The Company’s base salary program is based on a philosophy of providing base compensation levels at or near the market 50th percentile. The Company periodically reviews its executive compensation levels to assure consistency with the external market. The Company believes it is important to provide competitive salaries over time in order to attract and retain talented executives.

Annual base salary adjustments for the Company are based on several factors: general levels of market salary increases, individual performance, competitive base salary levels and the Company’s overall financial results. For purposes of determining base salary adjustments, the Company reviews performance qualitatively, the level of earnings, and each individual’s contributions. These criteria are assessed qualitatively and are not weighted. All base salary adjustments are based on a philosophy of pay-for-performance and an individual’s value to the Company. As a result, employees with higher levels of performance sustained over time will be paid correspondingly higher salaries.

Four of the Company’s named executive officers, including the CEO, received a base salary increase effective January 1, 2004. The base salary increase is usually based on general market movement of executive base salaries and a qualitative assessment based on the factors discussed above.

Annual Bonus Plan

The Company’s annual bonus plan is intended to (a) reward key employees based on Company and individual performance, (b) motivate key employees and (c) provide competitive cash compensation opportunities to plan participants. Under the annual bonus plan, target award opportunities vary by individual position and are expressed as a percent of base salary. The amount a particular executive may earn is directly dependent on the individual’s position, responsibility and ability to impact the Company’s financial success.

In fiscal 2003, the Committee adopted a management incentive bonus plan based on achieving an economic value added target which focuses management on reducing assets employed while achieving a specific level of profitability. Management exceeded the target adopted by the Committee.

In fiscal 2004, the annual bonus plan will consist of two components. Forty to seventy percent of the award opportunity will be linked to adding economic value to the Company while achieving a target earning level established by the Committee. The remainder of the award opportunity is tied to a qualitative assessment of individual performance against specific goals. Actual awards payable under the plan vary based on both profitability and individual performance.

Long-Term Incentive Plan

The Company’s Long-Term Incentive Plan is designed to focus executive efforts on the long-term goals of the Company and to maximize total return to shareholders. The long-term incentive device used by the Committee is stock options. Stock options align the interests of employees and shareholders by providing value to the executive through stock price appreciation. All stock options granted in fiscal 2003 have a ten-year term before expiration.

Stock option grants were made to key executives in fiscal 2003, and it is anticipated that stock option awards will be made periodically at the discretion of the Committee in the future. In 2003, a number of the options granted included related SARs, as described under “Stock Options and SARs” above. The number of shares actually granted to individual participants was based on the individual’s position and level of responsibility within the Company. These factors were assessed subjectively and are not weighted.

Section 162(m)

Under Section 162(m) of the Code, public companies are precluded from receiving a tax deduction on compensation paid to certain executive officers in excess of $1,000,000 that does not meet the definition under the Code of “qualified performance based compensation”. The Company anticipates that its stock option grants satisfy this definition. The Committee’s intent is to structure compensation awards that will be deductible without limitation where doing so will further the purposes of the Company’s executive compensation programs. The Committee also considers it important to retain flexibility to design compensation programs, even where compensation payable under such programs may not be fully deductible, if such programs effectively recognize a full range of criteria important to the Company’s success and result in a gain to the Company that would outweigh the limited negative tax effect.

Compensation of the Chief Executive Officer

The Committee administers the compensation programs of the CEO, Robert A. Peiser, consistent with the objectives enumerated for the other executive officers. Mr. Peiser joined the Company in April 2002. His compensation is targeted to be at or near the market average for the top-paid executive in similarly capitalized companies in the food products and services industry. The Committee approved the total compensation package for Mr. Peiser after reviewing available compensation information regarding such top-paid executives at the time Mr. Peiser joined the Company. Mr. Peiser’s current salary is $500,000 per year, and he will receive an increase of $30,000 effective January 1, 2004, based on the annual merit increase program utilized for management. Also for fiscal 2003, the Committee awarded Mr. Peiser a performance based bonus of $793,000 since the Company exceeded its economic value added target. An economic value added bonus program focuses management on reducing assets employed while achieving a target profitability level. The Committee also recognized the results he achieved in restoring financial stability, de-leveraging the Company’s balance sheet and improving the

Company’s base level of profitability. In fiscal 2003, the Committee granted Mr. Peiser an option to purchase 50,000 shares of Common Stock at an exercise price equal to the then fair market value and his options included related SARs as described under “Stock Options and SARs” above. Of these options, 25% vested on the grant date and the remainder vest equally on the next three anniversaries of the grant date.

Executive Compensation Committee

John K. Sweeney, Chairman

James J. Gaffney

James A. Schlindwein

Nominating and Corporate Governance Committee Report

The primary purpose of the Nominating and Corporate Governance Committee is to provide oversight on the broad range of issues surrounding the composition and operation of the Board of Directors, including identifying qualified individuals who might be nominated as a board member. This Committee has also been charged with the responsibility of monitoring the Company’s corporate governance profile, with the intent of seeking to maintain “best practices” in the area of corporate governance. To assist the Committee in fulfilling this responsibility, it has selected a Chief Governance Officer, William F. Schwer, who is a senior executive and general counsel for the Company and whose duties include corporate governance matters. The Nominating and Corporate Governance Committee met twice since it was established in May 2003. The Charter of the Nominating and Corporate Governance Committee as adopted by the Board of Directors is available free of charge on the Company’s website located at www.imperialsugar.com.

Our Corporate Governance Guidelines require that at least a majority of all of our directors meet the criteria for independence established by Nasdaq Stock Market for continued listing, including its listing standards, and all other legal requirements. Under Nasdaq listing standards, to be considered independent, a director must not have a relationship, which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, certain specified relationships preclude a finding of independence. The standards specify the criteria by which independence of directors will be determined.

The Board of Directors has determined that six of its seven non-management members are independent under Nasdaq listing standards. It has also determined that each member of the Audit Committee and the Executive Compensation Committee is independent. It determined that two members of the Nominating and Corporate Governance Committee are independent and that one current member, Robert J. McLaughlin, is not independent since a company in which he is a controlling shareholder received from the Company payments for services in fiscal 2002 that exceeded $200,000. The Board plans to replace Mr. McLaughlin on this committee in February 2004.

All directors standing for election at the 2004 annual meeting of shareholders are directors currently serving on the board and were recommended by the Nominating and Corporate Governance Committee and were approved by a majority of the independent directors. The Committee also considers qualified nominees recommended by shareholders; any recommendation for the 2005 election of directors should be submitted in writing to the Committee in care of the Secretary of the Company at P.O. Box 9, Sugar Land, Texas 77487. The

Committee has not currently established a specific policy for the consideration of any director candidates recommended by security holders, however, it will consider this issue at its next scheduled meeting.

The non-management directors meet in executive session without members of management present at every regular board meeting and Chairman of the Board, James J. Gaffney, presides at these executive sessions. Interested parties may communicate with Mr. Gaffney and other non-management member of the Board by confidential email. The email address is accessible in the investor relations section of the Company’s website under the caption, “Contact the Board”.

Nominating and Corporate Governance Committee

Yves-Andre Istel, Chairman

Robert J. McLaughlin

James A. Schlindwein

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company’s financial statements for the year ending September 30, 2004. Deloitte & Touche LLP has served as auditors for the Company for over 25 years.

A representative of Deloitte & Touche LLP is expected to attend the 2004 Annual Meeting and be available to respond to appropriate questions raised during the meeting by shareholders. Such representative will also have an opportunity to make a statement during the meeting if he so desires.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2004.

Should the shareholders not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment.

Audit Fees

The aggregate fees paid to Deloitte & Touche LLP, the Company’s independent certified public accountants, for fiscal 2002 and 2003 are noted in the following table.

	Fiscal 2003	Fiscal 2002
Audit Fees	$437,000	$440,000
Audit-Related Fees (1)	45,000	217,000
Tax Fees (2)	319,000	85,000
All Other Fees (3)	50,000	0

(1)	Consists primarily of audit services in connection with our sugar beet purchase contracts and, in 2002, the sale of DCB.
(2)	Includes tax compliance services and tax consulting related to bankruptcy and asset sales transactions.
(3)	Consists of services in connection with the Company’s compliance with the Sarbanes-Oxley Act.

Since the adoption of the Audit Committee Charter in February 2003 all audit-related fees, tax fees and other fees have been pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the non-audit services referenced above are compatible with maintaining Deloitte & Touche LLP’s independence.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three independent directors. The general objectives of the Audit Committee are to monitor (1) the integrity of the financial statements of the Company, (2) the compliance by the

Company with legal and regulatory requirements, and (3) the independence and performance of the Company’s internal and external auditors. The Audit Committee has adopted a policy that it must pre-approve all audit and non-audit services of the Company’s independent auditors. The specific duties of the Audit Committee are described in the Audit Committee Charter, adopted by the Board of Directors and attached as Appendix A to this proxy statement. The Company has adopted a Code of Ethics and it is available free of charge on the Company’s web site located at www.imperialsugar.com. The Company’s Code of Ethics requires Management to make reports to the Audit Committee. The Company’s management is primarily responsible for the Company’s financial statements and the quality and integrity of the reporting process. The independent accountants, Deloitte & Touche LLP, are responsible for auditing those financial statements and for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles in the United States. The Audit Committee is responsible for overseeing the financial reporting process on behalf of the Board of Directors and recommending to the Board of Directors that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K.

The Company’s Board of Directors has not yet determined that any member of the Audit Committee is an “audit committee financial expert” as defined by SEC Regulation S-K Item 401(h). During fiscal 2004 the Company’s Board of Directors will evaluate the definition of an audit committee financial expert and consider if any member of the Audit Committee meets the definition. The Company believes that the members of the Audit Committee, based on their respective experience as chief executive officers with financial oversight responsibilities or investment bankers, are able to read and understand financial statements and have an understanding of generally accepted accounting principles. The Company also believes each member of the Audit Committee has experience evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to those issues that can reasonably be expected to be raised by the Company’s financial statements.

The Audit Committee took a number of steps in fulfilling its oversight responsibilities and making its recommendation for fiscal 2003. First, the Audit Committee has met and held discussions with Deloitte & Touche LLP, the Company’s independent accountants for 2003, regarding those matters that Deloitte & Touche LLP communicated to the Audit Committee as required by Statement of Auditing Standards No. 61. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with Deloitte & Touche LLP their independence and received written disclosures and a letter from Deloitte & Touche LLP regarding independence as required by Independence Standards Board Standard No. 1. This discussion and disclosure assisted the Audit Committee in evaluating Deloitte & Touche LLP’s independence. Finally, the Audit Committee reviewed and discussed with the Company’s management and Deloitte & Touche LLP the Company’s audited financial statements. Based on discussions with Deloitte & Touche LLP concerning the audit, the independence discussions, the financial statement review and other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2003 for filing with the SEC.

Audit Committee

Gaylord O. Coan, Chairman

Yves-Andre Istel

Curtis G. Anderson

OTHER MATTERS

A copy of the Company’s Annual Report on Form 10-K, including financial statements for the fiscal year ended September 30, 2003, accompanies this proxy statement but is not a part of the proxy soliciting material.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company’s 2005 Annual Meeting of Shareholders, and otherwise eligible, must be received by the Company (at the address indicated on the first page of this proxy statement) no later than August 24, 2004 to be eligible for inclusion in the Company’s proxy material relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2004 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal raised at the 2004 Annual Meeting of Shareholders that is not described in the proxy statement for that meeting unless the Company has received notice of the proposal on or before November 7, 2004.

REGARDLESS OF THE NUMBER OF SHARES OWNED, IT IS IMPORTANT THAT THEY BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE.

For the Board of Directors

ROY L. CORDES, JR.

Secretary

APPENDIX A

IMPERIAL SUGAR COMPANY

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s internal and external auditors. The Audit Committee shall have and may exercise all of the powers of the Board of Directors, except as may be prohibited by law, with respect to all matters encompassed by this Charter.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (“Commission”) to be included in the Company’s annual proxy.

Committee Membership

The Audit Committee shall be elected by the Board of Directors and shall consist of not less than three members of the Board of Directors. Audit Committee members may be replaced by the Board of Directors. The Board of Directors shall also elect a chairman of the Audit Committee. The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ, section 10A(m)(3) of the Securities Exchange Act of 1934 (“Exchange Act”), the rules and regulations of the Commission. If one member of the Audit Committee is not a financial expert as defined by the Commission then that fact shall be disclosed as required by the Commission.

Authority and Responsibility

The Audit Committee shall have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors or to nominate the independent auditor to be proposed for stockholder approval. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

1.	Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

2.	Recommend to the Board of Directors whether the Company’s annual audited financial statements and accompanying notes should be included in the Company’s Annual Report on Form 10-K.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

4.	Review and discuss with management and/or the independent auditor any matters provided in Statement on Auditing Standards No. 71 arising in connection with the Company’s quarterly financial statements, including other material written communications between the independent auditor and management.

5.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

6.	Meet periodically with management to review the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

7.	Review disclosures made to the Audit committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the company’s internal controls.

8.	Review and discuss major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

9.	Review the independence of the independent auditors, giving consideration to the range of audit and non-audit services performed by them. In this connection, the Committee is responsible for ensuring the independent auditors furnish at least annually a formal written statement delineating all relationships with the Company consistent with Independence Standards Board Standard No. 1. To evaluate the independence of the independent auditors, the Committee shall review the statement; conduct an active discussion with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the auditors; take any other appropriate action in response to the independent auditors’ statement or other communications to satisfy itself of the independence of the independent auditors.

10.	Review and evaluate the lead partner of the independent auditor team. Ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

11.	Review the appointment and replacement of the senior internal auditing executive.

12.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

13.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

14.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

15.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct.

16.	Discuss with the independent auditor the matters required to be communicated by the independent auditor pursuant to Statement on Auditing Standards No. 61.

17.	Review with the independent auditor and the internal auditor any problems or difficulties either may have encountered and any management letter provided by either auditor and the Company’s response to that letter. Such review should include:

a.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

b.	Any changes required in the planned scope of the internal or external audit.

c.	Internal and external auditor responsibilities, budget and staffing.

18.	Prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

19.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

20.	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

21.	Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is also not the duty of the Audit Committee to conduct investigations, to resolve any disagreements between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

Meetings

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee will meet as often as the members shall determine to be necessary or appropriate but at least quarterly. In addition, the Audit Committee will make itself available to the independent auditors and the internal auditors of the Company as requested. Reports of meetings of the Audit Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting, accompanied by any recommendations to the Board of Directors approved by the Committee.

IMPERIAL SUGAR COMPANY

2004 Annual Meeting of Shareholders

Proxy Solicited on behalf of the Board of Directors

The undersigned hereby appoints Robert A. Peiser, William F. Schwer and Roy L. Cordes, Jr., and each of them, with full power of substitution, the attorneys and proxies of the undersigned to vote all of the shares of Common Stock, without par value, of Imperial Sugar Company (the “Company”) that the undersigned would be entitled to vote, with all powers that the undersigned would possess if personally present, at the 2004 Annual Meeting of Shareholders of Imperial Sugar Company scheduled to be held on February 5, 2004 and at any adjournment or postponement thereof, on the matters as designated herein and, in their discretion, on such other matters as may properly come before the meeting or adjournment thereof, all as set forth in the accompanying Proxy Statement.

This Proxy when properly executed will be voted as specified on the reverse side. Unless otherwise specified, this Proxy will be voted FOR election as Directors of all of the nominees listed on the reverse, and FOR ratification of the appointment of Deloitte & Touche LLP as auditors of the Company for the fiscal year ending September 30, 2004. A majority (or if only one, then that one) of the proxies or substitutes acting at the meeting, or at any adjournment or postponement, may exercise the powers conferred by this Proxy. Receipt of the Notice of Meeting and Proxy Statement is hereby acknowledged. This Proxy revokes all prior proxies given by the undersigned.

(Continued, and to be signed and dated, on the reverse side.)

IMPERIAL SUGAR COMPANY

P.O. BOX 11110

NEW YORK, NEW YORK 10203-0110

1. Election of three directors to serve for the terms set forth in the proxy statement.	FOR all nominees ☐ listed below	WITHHOLD AUTHORITY to vote ☐ for all nominees listed below	*EXCEPTIONS ☐

Nominees:

Class II
Curtis G. Anderson
James J. Gaffney
Yves-Andre Istel

( INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

*Exceptions

3.	Proposal to ratify the appointment of the firm Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company for its fiscal year ending September 30, 2004.

FOR ☐    AGAINST ☐     ABSTAIN ☐

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Change of Address and

or Comment Mark Here  ☐

Please sign exactly as name or names appear on the proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian, or corporate officer, please give full title.

DATED:

SIGNED:

Votes MUST be indicated ☐ in Black or Blue ink.

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.